UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 26, 2007

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 N. Pine Street, Spartanburg, South Carolina	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant’s telephone number, including area code)
_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2007, First National Bancshares, Inc. (“First National”) entered into an agreement and plan of merger with Carolina National Corporation (“Carolina National"). Pursuant to the agreement, Carolina National will merge with and into First National and each of Carolina National's shareholders will be entitled to receive in exchange for each share of Carolina National common stock one of the following: (i) 1.4678 shares of First National common stock, (ii) $21.65 in cash, or (iii) a combination of both stock and cash. In total, the merger consideration will be allocated as follows: 70% of Carolina National’s outstanding shares of common stock will be exchanged for shares of First National common stock and 30% of Carolina National's outstanding shares of common stock will be exchanged for cash. Cash will also be paid in lieu of fractional shares.

The closing of the merger is expected to occur in the fourth quarter of 2007. Both boards of directors have approved the merger agreement and will submit the merger agreement to their respective shareholders for approval. The merger agreement is also subject to regulatory approvals and other customary closing conditions. The merger agreement contains customary representations, warranties and covenants of both First National and Carolina National. The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is set forth below as Exhibit 2.1 hereto and is incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, First National and Carolina National will file a joint proxy statement/prospectus on a Form S-4 registration statement with the Securities and Exchange Commission (SEC). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the joint proxy statement/prospectus (when available), as well as other filings containing information about First National and Carolina National at the SEC’s internet site (http://www.sec.gov). Free copies of the joint proxy statement/prospectus and each company's filings with the SEC may also be obtained from the respective companies. Free copies of First National's filings may be obtained by directing a request to First National Bancshares, Inc., 215 N. Pine Street, Spartanburg, South Carolina, 29302, Attention: Jerry L. Calvert. Free copies of Carolina National's filings may be obtained by directing a request to Carolina National Corporation, 1350 Main St., Columbia, South Carolina 20201, Attention: Roger B. Whaley.

PARTICIPANTS IN THE SOLICITATION

First National, Carolina National, and their respective directors and executive officers may be soliciting proxies from their respective shareholders in favor of the merger. Information regarding First National’s directors and executive officers is available in its 2007 definitive proxy statement (form type DEF 14A) available at www.sec.gov. Information regarding Carolina National’s directors and executive officers is available in its 2007 definitive proxy statement (form type DEF 14A) available at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 9.01 EXHIBITS

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and between First National Bancshares, Inc. and Carolina National Corporation, dated August 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: August 28, 2007	By:	/s/ Jerry L. Calvert
Jerry L. Calvert Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and between First National Bancshares, Inc. and Carolina National Corporation, dated August 26, 2007.